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                                                                    Exhibit 10.1

                                      Caterpillar Financial Services Corporation

                                                          Power Finance Division
                                     14120 Ballantyne Corporate Place- Suite 425
                                                             Charlotte, NC 28277
                                                       Telephone: (704) 752-1330
                                                       Facsimile: (615) 341-3489
                                                      Email: mubeen.khan@cat.com

May 9, 2005

PowerSecure, Inc.
Attn: Sidney Hinton
President & CEO
230 Capcom Ave Suite 107
Wake Forest, NC 27587

Sidney:

Caterpillar Power Finance ("CPF") is pleased to offer a Line of Credit to PowerSecure, Inc. ("PowerSecure") to assist in the purchase of new or used Caterpillar generator sets. The terms and conditions of the available Line of Credit are as follows:

Amount: $5,000,000.00. The aggregate gross borrowings will be drawn against this amount with the difference representing available credit as follows:

Credit Line:         $  5,000,000
Current Exposure:       1,403,381
                     ------------
Available:           $  3,596,619

Conditions:

      - Line of Credit is subject to termination by CPF if PowerSecure fails to perform on any contracts

      - Finance Products Applicable: Installment Sales Contract ("ISC") or Promissory Note

      -  Financing for generator sets (sold by an authorized Caterpillar dealer)

      - PowerSecure to provide invoices for affiliated equipment and services at the request of Cat Financial

      - Interest Rate as determined at the time a quotation is provided for the individual transaction

      -  Documentation Fee of $500 per transaction

      - Evidence of cash down payment of 10% of the total sale price; or Debt Service Reserve Account of three (3) months' payments to be deposited into an escrow account established in an Escrow Account Agreement to be executed

      -  Cat Financial to perform updated lien searches as required and obtain

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         Subordinations from blanket lien holders

      - A real estate records search on the asset physical location will be required with Landlord and/or Mortgagee Waivers as Cat Financial deems necessary

      - Copy of the Interactive Distributed Generation Services Contract and Assignment of Proceeds Agreement assigning the proceeds of the Interactive Distributed Generation Services Contract to Cat Financial in the event of default, with third-party acknowledgement of such assignment

      - PowerSecure will provide to CPF its quarterly financial statements within 60 days of the end of each quarter and 120 days within the end of the fiscal year, while this credit line is active

Commencement
Date:    May 9, 2005

Term: Twelve (12) to sixty (60) months.

Documentation: Standard CPF documentation that provides CPF with a first priority security interest in the equipment being financed as well as other equipment related to the project. Negotiated amendment language for specific financing mechanisms will be utilized. Other documentation as listed in the Conditions section above or may be reasonably requested by Cat Financial.

Insurance:     Physical Damage coverage satisfactory to CPF.

Expiration:    The Line of Credit will expire April 30, 2006 or at an earlier date upon notice to PowerSecure at the sole discretion of CPF.
               The Line of Credit may be renewed upon request of the customer.
               The renewal request must include the current year-end statements.

This letter is intended to confirm the intent of CPF to finance equipment, but should not be construed as an unconditional binding commitment to finance equipment. The line of credit is contingent upon the continued creditworthiness of PowerSecure at the sole discretion of CPF. The terms and conditions set forth may not be changed, modified or waived except in writing signed by the parties hereto.

Thank you for giving Cat Power Finance the opportunity to provide this Line of Credit. We look forward to assisting you in your equipment acquisition needs.

Should you have any questions or concerns, please do not hesitate in contacting me at (704) 752-1330.

Sincerely,

/s/ M.A. Mubeen Khan

M. A. Mubeen Khan
Southeast Region Account Manager
Cat Power Finance